As filed with the Securities and Exchange Commission on December 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Energy Transfer LP

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, TX	75225
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Energy Transfer LP Long-Term Incentive Plan

(Full title of the plan)

Dylan A. Bramhall

8111 Westchester Drive, Suite 600

Dallas, TX 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 70,000,000 common units (the “Units”) of Energy Transfer LP (the “Registrant”) that may be issued pursuant to the adjustment provisions of the Amended and Restated Energy Transfer LP Long-Term Incentive Plan (as amended from time to time, the “Plan”). Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) include those filed on December 3, 2021 (File No. 333- 261502), January 6, 2021 (File No. 333- 251923), January 31, 2019 (File No. 333- 229456), and September 25, 2007 (File No. 333- 146298), are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Energy Transfer LP Long-Term Incentive Plan (formerly Amended and Restated Energy Transfer Equity, L.P. Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.1 to Form 10-K (File No. 1-32740) filed February 23, 2018).

4.2	First Amendment to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 10-K (File No. 1-32740) filed February 19, 2021).

4.3	Second Amendment to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K (File No. 1-32740) filed January 6, 2021).

4.4*	Third Amendment to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

107.1	Calculation of Filing Fee Tables

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 5, 2023.

ENERGY TRANSFER LP By: LE GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Executive Vice President & Group Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Long, Dylan A. Bramhall, James M. Wright and William J. Healy and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, which are with LE GP, LLC, the general partner of Energy Transfer LP, on December 5, 2023.

Signatures	Title

/s/ Kelcy L. Warren
Kelcy L. Warren	Executive Chairman

/s/ Thomas E. Long	Co-Chief Executive Officer and Director
Thomas E. Long	(Co-Principal Executive Officer)

/s/ Marshall S. McCrea, III	Co-Chief Executive Officer and Director
Marshall S. McCrea, III	(Co-Principal Executive Officer)

/s/ Dylan A. Bramhall	Executive Vice President and Group Chief Financial Officer
Dylan A. Bramhall	(Principal Financial Officer)

/s/ A. Troy Sturrock	Group Senior Vice President and Controller
A. Troy Sturrock	(Principal Accounting Officer)

/s/ Matthew S. Ramsey
Matthew S. Ramsey	Director

/s/ Steven R. Anderson
Steven R. Anderson	Director

/s/ Richard D. Brannon
Richard D. Brannon	Director

/s/ Michael K. Grimm
Michael K. Grimm	Director

/s/ John W. McReynolds
John W. McReynolds	Director

/s/ James R. Perry
James R. Perry	Director